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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We hereby consent to the use in the Form 10-SB Registration Statement of Benton Ventures, Inc. our report as of January 31, 2000 dated February 10, 2000 relating to the financial statement of Benton Ventures, Inc. which appears in such Form 10-SB.

                                          Stephen P. Higgins
                                          Certified Public Accountant